ZIPREALTY, INC.

CHANGE OF CONTROL AGREEMENT – SECTION 16 EXECUTIVE OFFICERS

This Change of Control Agreement (the “Agreement”) is made and entered into by and between ZipRealty, Inc., a Delaware corporation (the “Company”), and the individual whose name is set forth on the signature page to this Agreement (the “Executive”).

R E C I T A L S

A.           It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the “Board”) recognizes that such consideration can be a distraction to the Executive and can cause the Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company.

B.            The Board believes that it is in the best interests of the Company and its shareholders to provide the Executive with an incentive to continue his employment and to motivate the Executive to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

C.            Certain capitalized terms used in the Agreement are defined in Section 4 below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1.             Term of Agreement. This Agreement shall terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.

2.             At-Will Employment. The Company and the Executive acknowledge that the Executive’s employment is and shall continue to be at-will, as defined under applicable law. If the Executive’s employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company’s established Executive plans and practices or pursuant to other agreements with the Company.

3.             Benefits.

(a)                Termination Following A Change of Control. In the event that a Change of Control of the Company occurs and during the period beginning on the closing date of the transaction giving rise to such Change of Control and ending 12 months after such closing date, the Executive’s employment with the Company (or the successor entity in such Change of Control transaction) is either (a) terminated by the Company (or its successor entity) without Cause or (b) is Constructively Terminated, then:

                                                                             (i)            One hundred percent (100%) of all unvested Stock Rights as of such date shall become fully vested on the date of such termination; and

                                                             (ii)            The Company will continue to pay the Executive at a rate equal to the Executive’s then-current annual base salary for a period of 12 months (the “Continuation Period”), which payments will be made in accordance with the Company’s standard payroll procedures on the Company’s regularly scheduled payroll dates, commencing with the first regularly scheduled payroll date that occurs on or after the termination.

For purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), each payment that is made pursuant to this section (ii) is hereby designated as a separate payment. The amount paid under this section (ii) in connection with Executive’s separation is intended to be exempt from Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii) and any ambiguities herein shall be interpreted for such amount to so be exempt. To the extent the severance payment under this section (ii) is exempt from the requirements of Section 409A, it will in any event be paid no later than the last day of the Executive’s 2nd taxable year following the taxable year in which the Executive’s separation has occurred; provided that, to the extent that such and any other payment paid to the Executive in connection with Executive’s separation does not qualify or otherwise exceeds the limit set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) or any similar limit promulgated by Treasury or the IRS, the portion of the payment that does not qualify or otherwise exceeds such limit, as determined by the Company in its sole discretion, shall be paid by no later than the 15th day of the 3rd month following the end of the Executive’s first tax year in which the Executive’s separation occurs, or, if later, the 15th day of the 3rd month following the end of the Company’s first tax year in which the Executive’s separation occurs, as provided in Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if the Executive is, at the time of his or her separation, a “specified employee,” as defined in Treasury Regulation Section 1.409A-1(i) (i.e., the Executive is a “key employee” of a publicly traded company), and if any payment set forth herein does not qualify for any reason to be exempt from Code Section 409A, the payment will be delayed to the extent required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i). Any payments that are delayed pursuant to the foregoing shall be paid in a single lump sum payment on the first payment date that is permitted under Code Section 409A(a)(2)(B)(i) (i.e., the date that is 6 months after the Executive’s separation or the date of the Executive’s death), and any remaining payments due under the Agreement will be paid as otherwise provided herein.

(b)               Termination For Cause. If the Executive’s employment terminates by reason of the Executive’s voluntary resignation (and is not a Constructive Termination), or if the Executive is terminated for Cause, then the Executive shall not be entitled to receive the accelerated vesting of Stock Rights set forth in Section 3(a) above.

(c)                Termination Apart from Change of Control. In the event the Executive’s employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the twelve (12)-month period following a Change of Control, then the Executive will be entitled to receive severance and any other benefits only as may then be established under the Company’s existing written severance and benefits plans and practices or pursuant to other written agreements with the Company.

4.             Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

(a)                Cause. “Cause” means (i) the Executive’s failure to perform (other than due to mental or physical disability or death) the duties of Executive’s position (as they may exist from time to time) to the reasonable satisfaction of the Company (or the successor corporation) after receipt of a written warning and failure to cure any such non-performance within ten business days of receipt of such written warning; (ii) any act of dishonesty taken in connection with the Executive’s responsibilities as an Executive that is intended to result in such Executive’s personal enrichment; (iii) the Executive’s conviction or plea of no contest to a crime that negatively reflects on the Executive’s fitness to perform Executive’s duties or harms the Company’s (or the successor corporation’s) reputation or business; (iv) willful misconduct by the Executive that is injurious to the Company’s (or the successor corporation’s) reputation or business; or (v) the Executive’s willful violation of a material Company employment policy. For purposes of this definition, an act or failure to act will be deemed “willful” if effected not in good faith or without reasonable belief that such action or failure to act was in the best interests of the Company (or the successor corporation).

(b)               “Change in Control” means the occurrence of any of the following events:

                                                                         (i)            Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

                                                                         (ii)            The approval by shareholders of the sale or disposition by the Company of all or substantially all of the Company’s assets;

                                                                         (iii)            A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                                                                         (iv)            The approval by shareholders of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For purposes of clauses (i) and (iii) above, such Change of Control shall be deemed to have occurred on the date on which the transaction closes; for the purpose of clauses (ii) and (iv) above, such Change of Control shall be deemed to have occurred on the date on which the Company's shareholders approve a transaction described in that clause. Notwithstanding the foregoing, the reincorporation of the Company in Delaware (or any other jurisdiction) shall not constitute a Change of Control for purposes of this Agreement.

(c)                Constructive Termination. “Constructive Termination” shall mean the occurrence of any of the following without the Executive’s express written consent (i) the assignment to the Executive of any duties or the reduction of the Executive’s duties, either of which results in a significant diminution in the Executive’s position or responsibilities in effect immediately prior to such assignment, or the removal of the Executive from such position and responsibilities, provided, however that changes in the circumstances of employment which are solely the result of changes in corporate legal structure resulting directly from the Change of Control shall not constitute a basis for Constructive Termination; (ii) a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) a material reduction by the Company in the cash compensation of the Executive as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive’s overall benefits package is significantly reduced; or (v) the relocation of Executive’s principal place of employment to a facility or a location more than 50 miles from the Executive’s then present location.

(d)               Stock Rights. “Stock Rights” shall mean all options to acquire shares of Company Common Stock or stock appreciation rights under plans, agreements or arrangements which are compensatory in nature, including, without limitation, the Company’s 1999 Stock Plan and 2004 Equity Incentive Plan, and any restricted stock issued by the Company.

5.             Successors.

(a)                Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 5(a) or which becomes bound by the terms of this Agreement by operation of law.

(b)               Executive’s Successors. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

6.             Notice.

(a)                General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to the Executive at his or her home address most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(b)               Notice of Termination. Any termination by the Company for Cause or by the Executive as a result of a voluntary resignation or a Constructive Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 6(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Executive to include in the notice any fact or circumstance which contributes to a showing of Constructive Termination shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing Executive’s rights hereunder.

7.             Miscellaneous Provisions.

(a)                No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.

(b)               Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c)                Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(d)               Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements and understandings regarding the same, including, if applicable, any prior Change of Control Agreement entered into by and between the Company and the Executive which shall be superseded by this Agreement notwithstanding Section 7(d) of such agreement. No future agreements between the Company and the Executive may supersede this Agreement, unless they are in writing and specifically mention this Section 7(d).

(e)                Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

(f)                Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(g)               Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

* * *

IN WITNESS WHEREOF, each of the parties has executed this Change in Control Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY:	ZIPREALTY, INC.

By:
	Name:	Charles C. Baker
	Title:	Chief Executive Officer and President
	Date:	________________________________

EXECUTIVE:	Name:	________________________________

	Signature:	________________________________
	Date:	________________________________